UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 15, 2018
(Date of earliest event reported): February 27, 2018

NANO MOBILE HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-55155 (Commission File Number)	93-0659770 (I.R.S. Employer Identification No.)

One Boston Place, Suite 2600
Boston, MA 62108
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 617-336-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2018, holders of at least a majority of the outstanding Common Stock of the Company entitled to vote (57%) acted by written consent in lieu of a special meeting of Stockholders in accordance with Sections 5 and 6 of the Company’s Bylaws (the “Bylaws”) to approve the Increase in Authorized Common Stock of the Corporation to 100,000,000,000 shares and the reduction of the par value of the Common Stock and Preferred stock to $.0001; and approve the Corporation’s reverse split of its common stock in a ratio of between 1 for 10 to 1 for 100,000, such ratio to be determined by the Corporation’s board of directors;

On February 27, 2018, the Unanimous Consent of the Board was completed that approved the Certificate of Amendment of the Certification of Incorporation of Nano Mobile Healthcare, Inc. increasing the authorized shares of Common Stock from 900,000,000 shares to 100,000,000,000, and the par value of the Corporation’s common stock and Preferred Stock shall be reduced to $.00001.  Due to a typo in the original Consent, the Board approved a corrected Unanimous Consent on March 5, 2018.  A copy of the Certificate of Amendment of the Certification of Incorporation of Nano Mobile Healthcare, Inc. increasing the authorized shares of Common Stock from 900,000,000 shares to 100,000,000,000, and approving the Corporation’s reverse split of its common stock in a ratio of between 1 for 10 to 1 for 100,000, such ratio to be determined by the Corporation’s board of directors and approving the reduction of the par value of the Corporation’s Common Stock and the Convertible Preferred Stock to $.00001 is being filed as Exhibit 3.1.

On May 24, 2018, the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote (57%) acted by written consent in lieu of a special meeting of Stockholders in accordance with Sections 5 and 6 of the Company’s Bylaws to amend Certificate of Amendment to the Certificate of Incorporation approving the reverse split of the Series A Preferred Stock that took place on March 21, 2016 when the reverse split of the Common Stock took place.

On May 24, 2018, the Unanimous Consent of the Board was completed that approved the Corporation’s proposed amendment to its Certificate of Incorporation to accomplish the Amendment to its Certificate of Incorporation with the Delaware Secretary of State on May 24, 2018 to provide for the reverse split of the Series A Convertible Preferred Stock that was not completed when the common stock reverse split was accomplished on March 21, 2016.  A copy of the Certificate of Amendment to the Certificate of Incorporation to complete a reverse split of the Series A Preferred Stock is being filed as Exhibit 3.2.

On June 6, 2018, the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote (57%) acted by written consent in lieu of a special meeting of Stockholders in accordance with Sections 5 and 6 of the Company’s Bylaws to authorize and approve a Certificate of Amendment to the Certificate of Incorporation to lower the Authorized shares of the Series A Preferred Stock to 2,347,337 shares and clarify the number of Authorized shares of the Convertible Preferred Stock.

On June 6, 2018, the Unanimous Consent of the Board was completed that approved the Certificate of Amendment to the Certificate of Incorporation to lower the authorized shares of Series A Preferred to 2,347,337 and clarify the number of Authorized shares of the Preferred Stock. A copy of the Certificate of Amendment to the Certificate of Incorporation to lower the authorized shares of Series A Preferred to 2,347,337, clarify the number of Authorized shares of the Preferred is being filed as Exhibit 3.3.

Exhibits 3.1, 3.2 and 3.3 this Current Report on Form 8-K and are incorporated herein by reference.

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Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

3.1
Certificate of Amendment of the Certification of Incorporation of Nano Mobile Healthcare, Inc. increasing the authorized shares of Common Stock from 900,000,000 shares to 100,000,000,000, approve the Corporation’s reverse split of its common stock in a ratio of between 1 for 10 to 1 for 100,000, such ratio to be determined by the Corporation’s board of directors and reduce the par value of the Corporation’s Common Stock and the Convertible Preferred Stock to $.00001 dated March 5, 2018.

3.2
Certificate of Amendment of the Certification of Incorporation of Nano Mobile Healthcare, Inc. to complete a reverse split of the series A Preferred stock of Nano Mobile Healthcare, Inc. dated May 24, 2018

3.3	Certificate of Incorporation to lower the authorized shares of Series A Preferred to 2,347,337 and clarify the number of Authorized shares of the Convertible Preferred, dated June 6, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2018	NANO MOBILE HEATHCARE, INC

By: /s/ Joseph C. Peters
Joseph C. Peters, Chief Executive Officer

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